UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  March 16, 2016
(Date of earliest event reported: March 10, 2016)

BREATHE ECIG CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-178624	37-1640902
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

39 Old Ridgebury Road, Suite C4 Danbury, CT 06810
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(917) 796-9926
(REGISTRANT’S TELEPHONE NUMBER)

(FORMER NAME, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the FORM  8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ð	Written communications pursuant to Rule 425 under the Securities Act
ð	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
ð	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
ð	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act

Item 1.01	Entry into Material Definitive Agreement

                On March 10, 2016, Breathe Ecig Corp., a Nevada corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Giovanni Comito and Peter Comito (the “Plaintiffs”)  respect to Case No. 15-cv-62653-BB filed in United States District Court for the Southern District of Florida (the “Court”).  The Settlement Agreement has an effective date of March 9, 2016 and was approved by the Court on March 14, 2016.

Under terms of the Settlement Agreement, the Company will transfer its portfolio of intellectual property to the Plaintiffs in exchange for the termination of all pending litigation.  The Company will retain ownership of the name “Breathe” and related trademarks.  Additionally, the Company will issue to the Plaintiffs and their affiliated parties 85,832,640 shares of the Company’s common stock, par value $0.001 (the “Settlement Shares”).  The Settlement Shares will be “restricted securities” as defined by the Securities Act of 1933, as amended (the “Securities Act”).

        Under the terms of the Settlement Agreement, the Company retired $1,000,000 in promissory notes due to the Plaintiffs.  The debt retirement will be reflected in the Company’s Form 10-Q for the quarterly period ended March 31, 2016.  Both the Company and the Plaintiffs released all claims each may have against the other except for disputes which may arise under the Settlement Agreement.

On March 14, 2016, the Company issued a press release regarding the Settlement Agreement.  A copy of such press release is attached to this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure under Item 1.01 of this Form 8-K, which is incorporated in this Item 3.02 by reference.

The shares of Common Stock will be issued in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares to be purchased in the offering will be “restricted” in accordance with Rule 144 of the Securities Act and each of the investors are “accredited” as defined under the Securities Act.  This Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any equity of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders

                 On February 25, 2016, the Company began soliciting written consents from its stockholders pursuant to its Consent Solicitation Statement on Schedule 14A, filed with the Securities and Exchange Commission on February, 2016 (the “Consent Solicitation Statement”), to approve an amendment to the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of common stock, par value $0.001 per share (“Common Stock”), from 500 million shares to 8 billion shares (the “Amendment”).  As of March 14, 2016, the Company had received written consents approving the Amendment from holders of 248,671,893 shares of Common Stock, which votes represent more than the majority of the Company’s issued and outstanding shares of Common Stock as of the record date set for the Consent Solicitation Statement, required to approve the Amendment and 99.55% of stockholder consents received.

On March 15, 2016, the Company filed the Amendment with the Nevada Secretary of State. A copy of the Amendment is attached to this Form 8-K as Exhibit 3.1, and is incorporated by reference herein.  Additionally, on March 15, 2016, the Company issued a press release regarding the approval of the Amendment.  A copy of such press release is attached to this Form 8-K as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

3.1	Certificate of Amendment to the Articles of Incorporation of Breathe Ecig Corp., dated March 15, 2016.
99.1	Press release issued on March 14, 2016.
99.2	Press release issued March 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2016
BREATHE ECIG CORP.

/s/ Seth M. Shaw
By: President & Chief Executive Officer